EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of NMBT CORP on Form S-8 of our report dated January 20, 1998, appearing in the Annual Report on Form 10-K of NMBT CORP for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
December 29, 1998





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